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                                                                 Exhibit 99.2



                             CONSENT OF BRIAN FINN




     I consent to references to me as a Director-Nominee in the Registration Statement (Form S-1) and the related Prospectus of QK Healthcare, Inc. for the registration of ________________ shares of its Common Stock.



                                   By:  /s/ Brian Finn
                                      _________________________
                                            Brian Finn

October 9, 1999